Exhibit 5.1
NORTH POINT • 901 LAKESIDE AVENUE • CLEVELAND, OHIO 44114.1190 TELEPHONE: +1.216.586.3939 • FACSIMILE: +1.216.579.0212

August 10, 2021
TransDigm Inc.
1301 East 9th Street, Suite 3000
Cleveland, Ohio 44114

Re:    Registration Statement on Form S-4 Filed by TransDigm Inc.
Relating to the Exchange Offer (as defined below)

Ladies and Gentlemen:
We have acted as counsel to TransDigm Inc., a Delaware corporation (the “Company”), and the Guarantors (as defined below) in connection with the Registration Statement on Form S-4 to which this opinion has been filed as an exhibit (the “Registration Statement”). The Registration Statement relates to the proposed issuance and exchange (the “Exchange Offer”) in a transaction registered under the Securities Act of 1933 of (i) up to $1,200,000,000 aggregate principal amount of 4.625% Senior Subordinated Notes due 2029 of the Company (the “4.625% 2029 Exchange Notes”) for an equal principal amount of 4.625% Senior Subordinated Notes due 2029 of the Company outstanding on the date hereof (the “4.625% 2029 Outstanding Notes”) and (ii) up to $750,000,000 aggregate principal amount of 4.875% Senior Subordinated Notes due 2029 of the Company (the “4.875% 2029 Exchange Notes”) for an equal principal amount of 4.875% Senior Subordinated Notes due 2029 of the Company outstanding on the date hereof (the “4.875% 2029 Outstanding Notes”). The 4.625% 2029 Outstanding Notes have been, and the 4.625% 2029 Exchange Notes will be, issued pursuant to an Indenture, dated as of January 20, 2021 (as amended, supplemented or otherwise modified from time to time, the “4.625% 2029 Indenture”), by and among the Company, the guarantors listed on Annex A hereto (each, a “Covered Guarantor” and, collectively, the “Covered Guarantors”), the guarantors listed on Annex B hereto (each, an “Other Guarantor” and, collectively, the “Other Guarantors”; such Other Guarantors and the Covered Guarantors are collectively referred to as the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The 4.625% 2029 Outstanding Notes are, and the 4.625% 2029 Exchange Notes will be, guaranteed (each, a “4.625% 2029 Guarantee”) on a joint and several basis by the Guarantors. The 4.875% 2029 Outstanding Notes have been, and the 4.875% 2029 Exchange Notes will be, issued pursuant to an Indenture, dated as of April 21, 2021 (as amended, supplemented or otherwise

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TransDigm Inc.
August 10, 2021

modified from time to time, the “4.875% 2029 Indenture” and, together with the 4.625% 2029 Indenture, the “Indentures”), by and among the Company, the Guarantors and the Trustee. The 4.875% 2029 Outstanding Notes are, and the 4.875% 2029 Exchange Notes will be, guaranteed (each, a “4.875% 2029 Guarantee”) on a joint and several basis by the Guarantors.
In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions.
Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:
1.The 4.625% 2029 Exchange Notes, when they are executed by the Company, authenticated by the Trustee in accordance with the 4.625% 2029 Indenture and issued and delivered in exchange for the 4.625% 2029 Outstanding Notes in accordance with the terms of the Exchange Offer, will constitute valid and binding obligations of the Company.
2.The 4.875% 2029 Exchange Notes, when they are executed by the Company, authenticated by the Trustee in accordance with the 4.875% 2029 Indenture and issued and delivered in exchange for the 4.875% 2029 Outstanding Notes in accordance with the terms of the Exchange Offer, will constitute valid and binding obligations of the Company.
3.The 4.625% 2029 Guarantee of the 4.625% 2029 Exchange Notes (each, a “4.625% 2029 Exchange Guarantee”) of each Covered Guarantor, when it is issued and delivered in exchange for the 4.625% 2029 Guarantee of the 4.625% 2029 Outstanding Notes (each, a “4.625% 2029 Outstanding Guarantee”) of that Covered Guarantor in accordance with the terms of the Exchange Offer, will constitute a valid and binding obligation of that Covered Guarantor.
4.The 4.875% 2029 Guarantee of the 4.875% 2029 Exchange Notes (each, a “4.875% 2029 Exchange Guarantee”) of each Covered Guarantor, when it is issued and delivered in exchange for the 4.875% 2029 Guarantee of the 4.875% 2029 Outstanding Notes (each, a “4.875% 2029 Outstanding Guarantee”) of that Covered Guarantor in accordance with the terms of the Exchange Offer, will constitute a valid and binding obligation of that Covered Guarantor.
5.The 4.625% 2029 Exchange Guarantee of each Other Guarantor, when it is issued and delivered in exchange for the 4.625% 2029 Outstanding Guarantee of that Other Guarantor

TransDigm Inc.
August 10, 2021

in accordance with the terms of the Exchange Offer, will constitute a valid and binding obligation of that Other Guarantor.
6.The 4.875% 2029 Exchange Guarantee of each Other Guarantor, when it is issued and delivered in exchange for the 4.875% 2029 Outstanding Guarantee of that Other Guarantor in accordance with the terms of the Exchange Offer, will constitute a valid and binding obligation of that Other Guarantor.
The opinions set forth above are subject to the following limitations, qualifications and assumptions:
For purposes of the opinions expressed herein, we have assumed that (i) the Trustee has authorized, executed and delivered the Indentures and that the Indentures are valid, binding and enforceable obligations of the Trustee and (ii) the 4.625% 2029 Outstanding Notes and 4.875% 2029 Outstanding Notes have been duly authenticated by the Trustee in accordance with the applicable Indenture.
For the purposes of our opinions set forth in paragraphs 5 and 6 above, we have further assumed that (a) each of the Other Guarantors is a corporation, limited liability company or public limited company existing and in good standing under the laws of its jurisdiction of incorporation or organization as listed opposite such Other Guarantor’s name on Annex B hereto (each, a “Jurisdiction”); (b) the Indentures, the 4.625% 2029 Exchange Guarantees and the 4.875% 2029 Exchange Guarantees (i) have been authorized by all necessary corporate, limited liability company or public limited company action, as applicable, of each of the Other Guarantors and (ii) have been executed and delivered by each of the Other Guarantors under the laws of the applicable Jurisdiction; and (c) the execution, delivery, performance and compliance with the terms and provisions of the Indentures, the 4.625% 2029 Exchange Guarantees and the 4.875% 2029 Exchange Guarantees by each of the Other Guarantors do not violate or conflict with the laws of the applicable Jurisdiction, the provisions of its articles of incorporation, bylaws or other similar formation or organizational documents, as applicable, or any rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to such Other Guarantor or its properties.
The opinions expressed herein are limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws, and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights and remedies generally, and (ii) general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or in equity.

TransDigm Inc.
August 10, 2021

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and the Guarantors. The opinions expressed herein are limited to (i) the laws of the State of New York, (ii) the laws of the State of California, (iii) the laws of the State of Texas, (iv) the laws of the State of Florida, (v) the laws of the State of Illinois and (vi) the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day

ANNEX A

Name of Covered Guarantor	Jurisdiction of Incorporation or Organization
TransDigm Group Incorporated	Delaware
Acme Aerospace, Inc.	Delaware
Adams Rite Aerospace, Inc.	California
AeroControlex Group, Inc.	Delaware
Aerosonic LLC	Delaware
Airborne Acquisition, Inc.	Delaware
Airborne Global, Inc.	Delaware
Airborne Holdings, Inc.	Delaware
Airborne Systems NA Inc.	Delaware
Airborne Systems North America Inc.	Delaware
Airborne Systems North America of CA Inc.	Delaware
AmSafe, Inc.	Delaware
AmSafe Global Holdings, Inc.	Delaware
Angus Electronics Co.	Delaware
Arkwin Industries, Inc.	New York
Armtec Countermeasures Co.	Delaware
Armtec Countermeasures TNO Co.	Delaware
Armtec Defense Products Co.	Delaware
Auxitrol Weston USA, Inc.	Delaware
Aviation Technologies, Inc.	Delaware
Avionic Instruments LLC	Delaware
Beta Transformer Technology Corporation	New York
Beta Transformer Technology LLC	Delaware
Breeze-Eastern LLC	Delaware
Bridport Erie Aviation, Inc.	Delaware
Bridport Holdings, Inc.	Delaware
Bruce Aerospace Inc.	Delaware
CDA InterCorp LLC	Florida
CEF Industries, LLC	Delaware
Champion Aerospace LLC	Delaware
Chelton Avionics Holdings, Inc.	Delaware
Chelton Avionics, Inc.	Delaware
CMC Electronics Aurora LLC	Delaware
Cobham Defense Products, Inc.	Delaware
Data Device Corporation	Delaware
Dukes Aerospace, Inc.	Delaware
Electromech Technologies LLC	Delaware
Esterline Europe Company LLC	Delaware

Esterline International Company	Delaware
Esterline Technologies Corporation	Delaware
Esterline Technologies SGIP LLC	Delaware
Extant Components Group Holdings, Inc.	Delaware
Extant Components Group Intermediate, Inc.	Delaware
Hartwell Corporation	California
Hytek Finishes Co.	Delaware
ILC Holdings, Inc.	Delaware
Janco Corporation	California
Johnson Liverpool LLC	Delaware
Kirkhill Inc.	Delaware
Korry Electronics Co.	Delaware
Leach Holding Corporation	Delaware
Leach International Corporation	Delaware
Leach Mexico Holding LLC	Delaware
Leach Technology Group, Inc.	Delaware
MarathonNorco Aerospace, Inc.	Delaware
Mason Electric Co.	Delaware
McKechnie Aerospace DE, Inc.	Delaware
McKechnie Aerospace Holdings, Inc.	Delaware
McKechnie Aerospace US LLC	Delaware
NAT Seattle Inc.	Delaware
NMC Group, Inc.	California
Nordisk Aviation Products LLC	Delaware
North Hills Signal Processing Corp.	Delaware
North Hills Signal Processing Overseas Corp.	Delaware
Norwich Aero Products, Inc.	New York
Palomar Products, Inc.	Delaware
Pexco Aerospace, Inc.	Delaware
PneuDraulics, Inc.	California
Schneller LLC	Delaware
Semco Instruments, Inc.	Delaware
Shield Restraint Systems, Inc.	Delaware
Skandia, Inc.	Illinois
Skurka Aerospace Inc.	Delaware
Symetrics Industries, LLC	Florida
Symetrics Technology Group, LLC	Florida
TA Aerospace Co.	California
Tactair Fluid Controls, Inc.	New York
TDG ESL Holdings Inc.	Delaware
TEAC Aerospace Holdings, Inc.	Delaware
TEAC Aerospace Technologies, Inc.	Delaware

Telair US LLC	Delaware
Texas Rotronics, Inc.	Texas
Transicoil LLC	Delaware
Whippany Actuation Systems, LLC	Delaware
Young & Franklin Inc.	New York
17111 Waterview Pkwy LLC	Delaware

ANNEX B

Name of Other Guarantor	Jurisdiction of Incorporation or Organization
Airborne Systems North America of NJ Inc.	New Jersey
Avionics Specialties, Inc.	Virginia
AvtechTyee, Inc.	Washington
Bridport-Air Carrier, Inc.	Washington
HarcoSemco LLC	Connecticut
TransDigm UK Holdings plc	England and Wales